Exhibit 99.2

NorthStrive Acquisition Corp I. Announces Closing of $100,000,000 Initial Public Offering

New York, NY, August 19, 2026 – NorthStrive Acquisition Corp I. (Nasdaq: NSAIU) (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the closing of its initial public offering of 10,000,000 units at an offering price of $10.00 per unit, resulting in aggregate gross proceeds to the Company of $100,000,000. Each unit consists of one Class A ordinary share, one redeemable warrant, and one right to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial business combination. Each whole warrant, which becomes exercisable on the later of: (i) 12 months from the date hereof, or (ii) the consummation of our initial business combination, will entitle the holder thereof to purchase one Class A ordinary share at $11.50 per share, subject to adjustments. The units are listed on The Nasdaq Stock Market LLC (“Nasdaq”) and trade under the ticker symbol “NSAIU”. Once the securities comprising the units begin separate trading, the Class A ordinary shares, warrants, and rights are expected to be traded on Nasdaq under the symbols “NSAI”, “NSAIW”, and “NSAIR” respectively.

The Company intends to use the net proceeds from the offering and the simultaneous private placement of units to pursue and consummate a business combination with one or more businesses.

D. Boral Capital LLC acted as sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any.

Sichenzia Ross Ference Carmel LLP served as legal counsel to the Company. DLA Piper LLP (US) served as legal counsel to the underwriters.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, or by emailing dbccapitalmarkets@dboralcapital.com, or by accessing the Securities and Exchange Commission (“SEC”) website at www.sec.gov.

A registration statement relating to the securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

NorthStrive Acquisition Corp I.

NorthStrive Acquisition Corp I. is a blank check company incorporated in the Cayman Islands as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target, although we intend to focus our search for a target business on companies engaged in the manufacturing sector serving high-growth demand markets, including, but not limited to, aerospace and defense, industrial technology, and critical supply chains.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact: Dealflow@northstrivespac1.com